UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2005

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-28820	91-1696175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue North, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 12, 2005, Jones Soda Co. appointed James M. Mullen as its interim Chief Financial Officer, following the resignation of Jennifer L. Cue, the Company's prior Chief Financial Officer. Mr. Mullen will provide his services under a consulting contract with the Company.

Mr. Mullen was most recently Vice President, Finance for aQuantive, Inc. from October 1999 until February 2005. From November 1997 until October 1999 he served as Corporate Controller for Teledesic LLC. From March 1993 to November 1997 he served as Director of Finance Operations for the Western Region of AT&T Wireless Services.

The terms and conditions of Mr. Mullen's engagement are set forth in an Interim CFO Engagement Agreement, which provides for an initial term of 3 months, continuing on a monthly basis thereafter unless the agreement is terminated by either party. Under this agreement, Mr. Mullen will receive a consulting fee of $22,000 per month.

A copy of the press release announcing the appointment of Mr. Mullen is filed with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release, dated December 15, 2005, "Jones Soda Co. Appoints Interim CFO."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

December 15, 2005	By:	/s/ Michael Fleming

Name: Michael Fleming
Title: Chairman of the Compensation Committee

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 15, 2005, "Jones Soda Co. Appoints Interim CFO."